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                                                            EXHIBIT 23.A





                Consent of Independent Auditors


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 of
Southwestern Bell Capital Corporation and Southwestern Bell Corporation and related Prospectus for the registration of debt securities, preferred stock, depositary shares and common stock of Southwestern Bell Corporation and debt
Securities of Southwestern Bell Capital Corporation having an aggregate maximum public offering price of $3,000,000,000 and to the incorporation by reference therein of our reports dated February 11, 1994 with respect to the consolidated financial statements of Southwestern Bell Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1993 and the related financial statement schedules included therein filed with the Securities and Exchange Commission.


                                   /s/ Ernst & Young LLP
                                   ERNST & YOUNG LLP


San Antonio, Texas
December 16, 1994